Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Thomas Industries Inc. Retirement Savings and Investment Plan and the Gentlyte Thomas Retirement Savings and Investment Plan of our report dated February 11, 1999, with respect to the consolidated financial statements and schedule of Thomas Industries Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securites and Exchange Commission.



                                             /s/ Ernst & Young LLP


Louisville, Kentucky
December 10, 1999